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                                                                    EXHIBIT 10.9

                    CHAIRMAN/CONSULTING/SEVERANCE AGREEMENT



     THIS CHAIRMAN/CONSULTING/SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the 31st day of May, 1998 by and between Sterling Commerce, Inc., a Delaware corporation ("Sterling Commerce"), and Sterling L. Williams, an individual ("Williams").

     WHEREAS, Williams has until the date hereof been an executive officer and employee of Sterling Commerce;

     WHEREAS, Williams and Sterling Commerce are parties to that certain Chairman Agreement (the "Existing Agreement") which the parties wish to terminate on the date hereof and replace with this Agreement;

     WHEREAS, Sterling Commerce considers Williams' knowledge of Sterling Commerce, its business and the electronic commerce and software industries to be of great strategic value to Sterling Commerce; and

     WHEREAS, Sterling Commerce therefore desires to maintain Williams' role as Chairman of the Board of Directors ("Chairman"), to retain Williams as a strategic consultant and to substitute the terms of this Agreement for certain employment, consulting and severance rights Williams has under the Existing Agreement, and Williams is willing to agree to such arrangements;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  AGREEMENTS:

     1. WILLIAMS' OBLIGATIONS. During the term of this Agreement, Williams shall consult in an advisory capacity to the Executive Committee of the Board of Directors of Sterling Commerce (the "Board") and the Chief Executive Officer of Sterling Commerce and, for so long as the Board elects Williams as Chairman, he shall serve as Chairman. As consultant and Chairman, Williams shall provide to the Chief Executive Officer, the Executive Committee of the Board and the Board operational, strategic and financial advice and recommendations affecting the general welfare and business of Sterling Commerce, including but not limited to advice and counseling as to general business matters and strategies, analysis of strategic acquisition opportunities, analysis of particular acquisition candidates, advice and counseling with respect to executive compensation matters and other personnel matters, and advice and counseling with respect to customer relationships and opportunities, and shall attend major management business strategy meetings and customer conferences, as well as preside at meetings of the Board. Williams shall make himself available for reasonable amounts of time to perform such services during normal business hours and upon reasonable notice, at such times and places as shall be
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mutually agreed upon. In no event shall Williams be required to expend in excess of thirty (30) days per year performing such services for Sterling Commerce. In the event Williams becomes disabled during the term of this Agreement and as a result of such disability is unable to perform the services provided for in this
Section 1, the compensation provided for in Section 2 shall nonetheless continue and all other terms and conditions of this Agreement shall remain in full effect.

     2. COMPENSATION. As consideration for Williams' agreement to enter into this Agreement and the services to be performed hereunder, Williams shall be paid annual fees of $800,000, in equal bi-monthly installments, in arrears, commencing June 1, 1998, which amount may be increased from time to time as mutually agreed. Mr. Williams shall also be reimbursed for all other authorized expenses, such as food and first class travel and lodging, incurred at the direction of Sterling Commerce in providing services under this Agreement. All compensation and expense reimbursements described in the preceding two sentences shall be paid by Sterling Commerce (Northern America), Inc. In addition, Mr. Williams shall be entitled to participate in Sterling Commerce's cash incentive bonus program, Stock Option Plan and deferred compensation plan; provided, however, that nothing in this Section 2 shall be construed to require Sterling Commerce to make any new grants of options to Williams under Sterling Commerce's 1996 Stock Option Plan. During the term of this Agreement, Sterling Commerce shall make available to Williams office facilities of Sterling Commerce, including secretarial, telephone and office space, or, at Williams' option, reimburse Williams for the cost of obtaining comparable facilities from third parties. Williams agrees that the compensation under this Agreement includes full compensation for serving as Director of Sterling Commerce and that during the term of this Agreement he will not be paid, and waives any claim to, other fees and other compensation paid to non-employee directors of Sterling Commerce.

     3. CONFIDENTIAL INFORMATION. Any and all confidential information of Sterling Commerce to which Williams may become privy in the performance of his services shall be treated as confidential by him and shall not be communicated to or discussed with any party who is not an officer or director of Sterling Commerce, unless Williams is specifically authorized to do so by the Executive Committee of the Board. Williams shall not use any information delivered to him by Sterling Commerce for his personal gain, nor shall Williams act as a financial consultant or advisor to any other person, partnership, corporation or other business association in the computer industry (software, hardware or services) during the term of this Agreement without the prior written consent of Sterling Commerce, such consent not to be unreasonably withheld. Sterling Commerce acknowledges that it is aware Williams is an executive officer and director of Sterling Software, Inc. and INPUT, a California corporation, and hereby consents to employment by Sterling Software, Inc. and INPUT of Williams as an officer, director, consultant or in any other capacity. Williams' obligations under the second sentence of this Section 3 shall terminate 24 months after the giving of the earlier of (i) any notice of termination under
Section 4 hereof and (ii) the Acceleration Notice (as defined in Section 5 hereof).

     4. TERM AND TERMINATION. This Agreement will commence on the date first set above and shall remain in effect until terminated as hereinafter provided. Notice of termination of this Agreement may be given at any time by Williams and at any time after Williams ceases to be Chairman by Sterling Commerce. Upon delivery of such notice of termination in writing, the term

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of this Agreement shall automatically become a term of seven years, commencing on the date such notice of termination is given; provided however, that Williams' duty as Chairman shall cease and terminate upon his ceasing to be Chairman. In addition, Williams shall have the right to terminate this Agreement and accelerate all payment obligations of Sterling Commerce hereunder in accordance with, and with the effects provided for in, Section 5 hereof. This Agreement shall also terminate upon Williams' death. Any compensation paid or payable by Sterling Commerce on or prior to the termination of this Agreement shall be deemed to have been earned, amounts payable shall be paid to Williams or his estate and there shall be no repayment of sums paid prior to termination of this Agreement.

     5.   CHANGE-IN-CONTROL.

          (a) At any time after a Change-in-Control (as defined in Section 6 hereof) of Sterling Commerce, Williams shall be entitled to terminate this Agreement by giving a notice of termination and acceleration (the "Acceleration Notice") in writing (whether or not a prior notice of termination has been given under Section 4 hereof), whereupon this Agreement, if it has not previously done so, shall automatically convert into the seven-year term agreement provided for in Section 4 hereof. Upon giving the Acceleration Notice, (i) Williams shall have no further obligations to Sterling Commerce under Section 1 hereof and (ii) Williams shall be entitled to receive in one lump sum the aggregate of all unpaid amounts pursuant to Section 2 of this Agreement through the unexpired portion of such seven-year term, calculated as provided in clause (b) of this
Section 5 (the "Lump Sum Payment"). The Lump Sum Payment shall be payable within ninety (90) days following the Acceleration Notice under this Section 5. Upon receipt by Williams of the Lump Sum Payment, this Agreement shall immediately terminate.

          (b) The Lump Sum Payment shall be in an amount equal to seven (7) times the sum of (i) the annual fee provided for in Section 2 of this Agreement (at the highest rate in effect at any time prior to Williams' Acceleration Notice under Section 5 hereof) and (ii) the amount of the highest annual cash incentive bonus awarded to Williams with respect to any Sterling Commerce Fiscal Year after Fiscal Year 1996; provided, however, that, if this Agreement shall have been converted into a seven-year term agreement under Section 4 hereof prior to the Acceleration Notice by Williams following a Change-in-Control, the Lump Sum Payment shall be reduced by the aggregate amount of fees, if any, previously paid to Williams under this Agreement with respect to the period after such conversion.

          (c) In the event of a Change-in-Control (as defined in Section 6 hereof), all outstanding unvested Sterling Commerce stock options held by Williams shall immediately and automatically, without further action by any person, become and remain immediately vested and exercisable.

     6. DEFINITION OF CHANGE IN CONTROL: "Change in Control" means the occurrence during the term of the Agreement of any of the following events:

          (i) Sterling Commerce is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two thirds of the combined voting power of the then-outstanding

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securities entitled to vote generally in the election of directors ("Voting
Stock") of such corporation or person immediately after such transactions are held in the aggregate by the holders of Voting Stock of Sterling Commerce immediately prior to such transaction;

          (ii) Sterling Commerce sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of Sterling Commerce immediately prior to such sale or transfer;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of Sterling Commerce.

          (iv) Sterling Commerce files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of Sterling Commerce has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

          (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of Sterling Commerce cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by Sterling Commerce's stockholders, by a vote of at least two-thirds of the Directors of Sterling Commerce (or a committee thereof) then still in office who were Directors of Sterling Commerce at the beginning of any such period will be deemed to have been a Director of Sterling Commerce at the beginning of such period.

     Notwithstanding the foregoing provisions of Sections 6(iii) or 6(iv), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 6(iii) or 6(iv) solely because (A) Sterling Commerce, (B) an entity in which Sterling Commerce directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (C) any employee stock ownership plan sponsored by Sterling Commerce or any other employee benefit plan of Sterling Commerce or any Subsidiary, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock of Sterling Commerce, whether in excess of 20% or otherwise, or because Sterling Commerce reports that a change in control of Sterling Commerce has occurred or will occur in the future by reason of such beneficial ownership or any increase or decrease thereof.

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     7.   CERTAIN ADDITIONAL PAYMENTS BY STERLING COMMERCE:

          (a) In the event that it shall be determined (as hereafter provided) that all or any portion of any payment or distribution by Sterling Commerce or any of its affiliates to or for the benefit of Williams pursuant to the terms of this Agreement or otherwise, including under any stock option or other agreement, plan, policy, program or arrangement (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of Sterling Commerce, within the meaning of Section 280G of the Code (or any successor provision thereto), or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then Williams shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by Williams of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, Williams retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

          (b) Subject to the provisions of Section 7(f), all determinations required to be made under this Section 7, including whether an Excise Tax is payable by Williams and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by Sterling Commerce to Williams and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by Williams in his sole discretion. Williams shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both Sterling Commerce and Williams within 30 calendar days after any applicable termination date and any such other time or times as may be requested by Sterling Commerce or Williams. If the Accounting Firm determines that any Excise Tax is payable by Williams, Sterling Commerce shall pay the required Gross-Up Payment to Williams within five business days after receipt of such determination and calculations with respect to any Payment to Williams. If the Accounting Firm determines that no Excise Tax is payable by Williams, it shall, at the same time as it makes such determination, furnish Sterling Commerce and Williams a written opinion to the effect that Williams has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Sterling Commerce should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that Sterling Commerce exhausts or fails to pursue its remedies pursuant to
Section 7(f) and Williams thereafter is required to make a payment of any Excise Tax, Williams shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both Sterling Commerce and Williams as promptly as possible. Any such Underpayment shall be promptly paid by Sterling Commerce to, or for the benefit of, Williams within five business days after receipt of such determination and calculations.

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          (c) Sterling Commerce and Williams shall each provide the Accounting
Firm access to and copies of any books, records and documents in the possession of Sterling Commerce or Williams, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 7(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon Sterling Commerce and Williams.

          (d) The federal, state and local income or other tax returns filed by Williams shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Williams. Williams shall make proper payment of the amount of any Excise Payment, and at the request of Sterling Commerce, provide to Sterling Commerce true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents as are reasonably requested by Sterling Commerce, evidencing such payment. If prior to the filing of Williams' federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Williams shall within five business days pay to Sterling Commerce the amount of such reduction.

          (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 7(b) shall be borne by Sterling Commerce. If such fees and expenses are initially paid by Williams, Sterling Commerce shall reimburse Williams the full amount of such fees and expenses within five business days after receipt from Williams of a statement therefor and reasonable evidence of his payment thereof.

          (f) Williams shall notify Sterling Commerce in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by Sterling Commerce of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after Williams actually receives notice of such claim and Williams shall further apprise Sterling Commerce of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Williams). Williams shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to Sterling Commerce and (ii) the date that any payment of amount with respect to such claim is due. If Sterling Commerce notifies Williams in writing prior to the expiration of such period that it desires to contest such claim, Williams, subject to the provisions of Section 7(h) of this Agreement, shall:

          i. provide Sterling Commerce with any written records or documents in his possession relating to such claim reasonably requested by Sterling Commerce;

          ii. take such action in connection with contesting such claim as Sterling Commerce shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim

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               by an attorney competent in respect of the subject matter and reasonably selected by Sterling Commerce;

          iii cooperate with Sterling Commerce in good faith in order effectively to contest such claim; and

          iv. permit Sterling Commerce to participate in any proceedings relating to such claim;

provided, however, that Sterling Commerce shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless Williams, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 7(f), Sterling Commerce shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 7(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that Williams may participate therein at his own cost and expense) and may, at its option, either direct Williams to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Williams agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Sterling Commerce shall determine; provided further, however, that if Sterling Commerce directs Williams to pay the tax claimed and sue for a refund, Sterling Commerce shall advance the amount of such payment to Williams on an interest-free basis and shall indemnify and hold Williams harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Williams with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Sterling Commerce's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Williams shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (g) If, after the receipt by Williams of an amount advanced by Sterling Commerce pursuant to Section 7(f), Williams receives any refund with respect to such claim, Williams shall (subject to Sterling Commerce's complying with the requirements of Section 7(f)) promptly pay to Sterling Commerce the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Williams of an amount advanced by Sterling Commerce pursuant to Section 7(f), a determination is made that Williams shall not be entitled to any refund with respect to such claim and Sterling Commerce does not notify Williams in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by Sterling Commerce to Williams pursuant to this Section 7.

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          (h) Any information provided by Williams to Sterling Commerce under this Section 7 shall be treated confidentially by Sterling Commerce and will not be provided by Sterling Commerce to any other person than Sterling Commerce's professional advisors without Williams' prior written consent except as required by law.

     8. LEGAL FEES AND EXPENSES. It is the intent of Sterling Commerce that Williams not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Williams' rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Williams hereunder. Accordingly, if it should appear to Williams that Sterling Commerce has failed to comply with any of its obligations under this Agreement or in the event that Sterling Commerce or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Williams the benefits provided or intended to be provided to Williams hereunder, Sterling Commerce irrevocably authorizes Williams from time to time to retain counsel of Williams' choice, at the expense of Sterling Commerce as hereafter provided, to advise and represent Williams in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against Sterling Commerce or any Director, officer, stockholder or other person affiliated with Sterling Commerce, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between Sterling Commerce and such counsel, Sterling Commerce irrevocably consents to Williams' entering into an attorney-client relationship with such counsel, and in that connection Sterling Commerce and Williams agree that a confidential relationship shall exist between Williams and such counsel. Without respect to whether Williams prevails, in whole or in part, in connection with any of the foregoing, Sterling Commerce will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by Williams in connection with any of the foregoing.

     9. DEFAULT INTEREST. Without limiting the rights of Williams at law or in equity, if Sterling Commerce fails to make any payment or provide any benefit required to be made or provided under this Agreement on a timely basis, Sterling Commerce will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

     10. NO EFFECT ON EMPLOYMENT COMPENSATION. Nothing herein shall be construed to affect in any way compensation amounts paid or payable to Williams, including bonus amounts, whether or not determined on or prior to the date hereof, with respect to his employment by Sterling Commerce prior to the date hereof; provided, that Williams shall receive his Fiscal Year 1998 cash incentive bonus for the full Fiscal Year 1998, payable in accordance with Sterling Commerce's usual bonus procedures and at the usual time of such bonus payments.

     11. TERMINATION OF CERTAIN PRIOR AGREEMENTS. Williams and Sterling Commerce hereby agree that the Chairman Agreement, dated as of February 12, 1996, between Williams and

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Sterling Commerce, as amended as of December 1, 1997, shall be, upon execution and delivery of this Agreement, canceled and of no further force and effect.

     12. INDEMNIFICATION BY STERLING COMMERCE. In consideration of Williams rendering the services contemplated in this Agreement, Sterling Commerce shall indemnify Williams during the term of this Agreement to the extent and in accordance with the terms and conditions of Attachment I to this Agreement.

     13. SURVIVAL OF CERTAIN PROVISIONS. Sections 3 (except as otherwise provided therein), 5, 6, 7, 8, 9,10, 12, 13 and 14 of this Agreement shall survive the expiration, by termination or otherwise, of the term of this Agreement.

     14.  SUCCESSORS AND BINDING AGREEMENT:

          (a) Sterling Commerce will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of Sterling Commerce, by agreement in form and substance satisfactory to Williams, expressly to assume and agree to perform this Agreement in the same manner and to the same extent Sterling Commerce would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of Sterling Commerce and any successor to Sterling Commerce, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of Sterling Commerce whether by purchase, merger, consolidation, reorganization or otherwise, but will not otherwise be assignable, transferable or delegable by Sterling Commerce.

          (b) This Agreement will inure to the benefit of and be enforceable by Williams' personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 14(a) and 14(b). Without limiting the generality or effect of the foregoing, Williams' right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Williams' will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 14(c), Sterling Commerce shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     15. NOTICES: For all purposes of this Agreement (except as otherwise expressly provided in this Agreement with respect to notice periods), all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or ten business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or five business days after having been sent by a nationally recognized overnight

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courier service such as Federal Express, UPS, or Purolator, addressed to
Sterling Commerce at Sterling Commerce, Inc., 4600 Lakehurst Court, Dublin, Ohio 43016 (to the attention of the Senior Vice President and General Counsel) and to Williams at Sterling Software, Inc., 300 Crescent Court, Suite 1200, Dallas, Texas 75201 (to the attention of Williams), with a copy to Williams at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     16. GOVERNING LAW. The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of the provisions of this Agreement.

     Executed by the parties hereto as of the date first set forth above.



                                     /s/ Sterling L. Williams
                                     -------------------------------------
                                     Sterling L. Williams

                                     STERLING COMMERCE, INC.



                                     By  /s/
                                         ---------------------------------
                                         Name
                                             -----------------------------
                                         Title
                                              ----------------------------

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